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                                                                   EXHIBIT 10.12


                                 [QWEST LOGO]



                      Qwest CoLocation Service Agreement


Qwest Communications Inc. and Mapquest, A Business Unit of Geosystems Global
                              ----------------------------------------------
Corporation. (herein after referred to as "Subscriber") enter into this
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Subscription Agreement ("Agreement") this day of May 18, 1998 and agree as
                                                 ------------
follows:


1. Qwest shall allow Subscriber to connect computing facilities at Subscriber's site (identified in Paragraph 4 below) to the Qwest Network (the "Network") and transmit data over the Network in accordance with the terms of this Agreement and the Qwest Communications Inc. Statement of Policies and Procedures attached hereto as Exhibit A and incorporated herein by this reference (the "Policies and Procedures").


2.      Subscriber service: Co-Location Service. The monthly fees for a
                            --------------------
        12 Month term membership, connection to and use of the Network are as
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        follows:


        A.      Rack Space
                1. Install - $1,000
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                2. Monthly Reoccurring Charge (MRC) - $6,392 ($64,700 annually)
                                                      -------------------------

        B.      100MB Network Uplink
                1. Install - Waived With Term
                             ----------------
                2. MRC - Waived With Term
                         ----------------


        C.      Bandwidth
                1. MRC     Local Loop       $274
                2. MRC     (9.0-10.5Mbps)-$8,333
                3. MRC     (10.5-12Mbps)-$9,833
                4. MRC     (12-13.5Mbps)-$11,333
                5. MRC     (13.5-15Mbps)-$14,250
                6. MRC     (15-16.5Mbps)-$17,166
                7. MRC     (16.5-18Mbps)-$20,083
                8. MRC     (18-19.5Mbps)-$23,000
                9. MRC     (19.5-21Mbps)-$26,000

The first such fee plus the installation fee (if applicable) shall be due within 30 days after connection to the Network. Renewal fees shall be invoiced on the first day of the calendar month immediately preceding the anniversary date of this Agreement and shall be paid within 30 days of the invoice date. In addition to annual subscription fees, Subscriber must pay the telecommunications costs from its facilities to the nearest network node and the costs of hardware/software required to connect Subscriber's site to the nearest Qwest node for TCP/IP inferfacing. Qwest will provide the interface port at its site. Telecommunications service may be purchased directly from common carriers.


Qwest technical advisors will provide the necessary specifications for the required hardwire data link.


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3. Miscellaneous costs as described in the Policies and Procedures shall be due 30 days after billing by Qwest.

4. Subscriber shall be entitled to physically connect 8 Racks located within the Machine Room at 960 17th St., Ste. 1900 to the Network with a 100BaseT Uplink.

5. Neither party shall have the right to use the other's name, trademarks or trade name without the prior written consent of the other party.

6. Qwest, any and all participating Qwest contractors and grantees, and Qwest's directors, officers and employees are not authorized to make any affirmation of fact or warranty with respect to the software or hardware supplied under this Agreement. QWEST HEREBY EXPRESSLY DISCLAIMS ALL EXPRESSED AND IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT, AND SHALL NOT BE LIABLE TO SUBSCRIBER FOR DIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER ARISING OUT OF OR RELATED TO THE USE OR INABILITY TO USE THE QWEST HARDWARE OR SOFTWARE.

7. Subscriber shall indemnify and hold Qwest, its directors, officers, employees and agents harmless from and against any and all damages, liabilities, losses, costs and expenses, including reasonable attorney's fees caused by, arising out of or related to Subscriber's use of the Network or Subscriber's breach of the terms and conditions of this Agreement or the Policies and Procedures.

8. This Agreement may be terminated by either party immediately upon written notice to the other party; provided, however, that the provisions of Paragraphs 6, 7 and Exhibit A shall survive any such termination.

9. This Agreement, including the Policies and Procedures, is the sole Agreement between the parties respecting the subject matter hereof. By signing this Agreement, Subscriber acknowledges it has received and read the Policies and Procedures and fully understands the terms thereof. This Agreement supersedes all prior agreements and understandings, whether oral or written. This Agreement may be amended only in writing, and signed by both parties to this Agreement.

10. No information exchanged between the parties shall be considered confidential unless it is the subject of a separate, written non-disclosure agreement.

11. This Agreement and the legal relationships between the parties shall be governed by and construed in accordance with the laws of the State of Colorado.


Qwest Communications, Inc.                      Subscriber
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Signed: /s/ N. Weiner                           Signed: /s/ Marc B. Haverland
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Rep Name:  N. Weiner                            Name:  Marc B. Haverland
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Rep Title: Major Acct Exec                      Title: Dir, Internet Engineering
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Date:      5/18/98                              Date:  5-18-98
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Exhibit A: Qwest Communications Inc. Statement of Policies and Procedures

Use of Network

1. Subscriber will be subject to the Network usage rules as promulgated and modified from time to time by Qwest. Failure to comply with these Policies and Procedures and Network usage rules may result in the termination of Subscriber's access to or use of the Network.

2. Subscriber is responsible for appointing a primary and secondary Administrative Liaison, who will implement these policies within the organization. The Administrative Liaisons will report violations of these Policies and Procedures and Network usage rules, and stops being taken to prevent future violations.

3. The Network is not a secure network. Confidential or sensitive data, proprietary software, and other secret information should not be transmitted over the Network. Qwest assumes no responsibility for loss, damage, or theft of information transmitted over the Network.

4. Subscriber and its affiliates are expected to comply with all applicable State and Federal laws, including laws governing technology and software.

Connections to the Network

1. Qwest will provide the following hardware/software and hardware/software support. a) Interface port at a Network host site. b) Testing of all relevant hardware required prior to connection. c) Installation of relevant hardware at Subscriber and Network sites. d) Assistance in application for IP address(es) and Domain name. e) Network monitoring and management.

2. Subscriber will provide the following hardware/software and technical support.

a) TCP/IP compatibility.
b) Data communication circuit between Subscriber site and Network host site.
c) DSU/CSUs or modems at Subscriber end of circuit.
d) All cables at Subscriber site.
e) Appropriate router or other connection hardware as agreed upon with Qwest.
f) Designated liaison to Network.

If Subscriber chooses non-recommended hardware, it is subject to Time and Materials charges if Qwest is involved in related installation effort.

Disconnection From the Network

If, for any reason, Subscriber's connection causes technical disturbances on the Network, Subscriber and Qwest will work jointly to correct the disturbances. If the problem is insurmountable or too costly to correct, Qwest reserves the right to disconnect Subscriber from the Network and refund any payments not already spent.

5. In addition to annual subscription fees, Subscriber must pay the telecommunications costs from its facilities to the nearest network node and the costs of hardware/software required to connect Subscriber's site to the nearest Qwest node for TCP/IP interfacing. Qwest will provide the interface port at its site. Telecommunications service may be purchased directly from common carriers. Qwest technical advisors will provide the necessary specifications for the required hardwire data link.


Remittance Address

Please send all Purchase Orders, payments and billing inquiries to:
Qwest Communications Inc.
950 17th Street
Suite 1900
Denver, Colorado 80202



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Cancellation of Subscription

1. The customer shall have 90 days from the install date in which to notify Qwest, in writing, of any service problems. If Qwest cannot resolve the problem(s) within ten days of receipt of written request for service, then the Customer has the option to cancel this Agreement. If this Agreement is cancelled within 90 days, the Customer will not be held responsible for the Monthly Reoccurring Charges following the effective date of such cancellation, but maybe responsible for any Qwest provided access, including installation fees. If the customer otherwise discontinues service prior to the end of the agreement term, the Customer may be responsible for an amount equal to 25% of the Monthly Reoccurring Charges for Internet Service for each month remaining on the term. The customer may switch to any other Qwest service with an equal or greater volume and term commitment, at any time during the term of the Agreement.


2. Qwest reserves the right to cancel the subscription of Subscriber for misuse of the Network as outlined herein. A Subscriber who has had its subscription cancelled will not be entitled to a refund of any of its subscription fee.



Miscellaneous Matters

A. Neither Qwest nor Subscriber shall acquire any rights in the data transmitted over the Network by virtue of the Subscription Agreement or their use of the Network.

B. Qwest shall not have the right to gain access to or to make use of Subscriber's computing facilities by virtue of the Subscription Agreement.

C. Qwest shall not mediate agreements between Subscriber and other subscribers on the Network.

D. Mail Exchange - Qwest will provide mail exchange services to its customers at no extra charge.

E. NNTP - An NNTP news feed will be provided for free so long as the customer has their own NNTP server and at least a T1 dedicated Internet connection or above. As a prerequisite to News Feed Service, the customer must install a news server at their premises; news reading software should also be installed on the customer's desktop PCs and/or workstations as appropriate. Once the server is in place and the service is established, Qwest feeds (downloads) customer-selected news information from Qwest's central news server to the customer's server via NNTP (Network News Transfer Protocol), where it is then available to be read by all authorized users on the customer's internal network.
        Note that network news articles are never directly accessed by clients' news reading software from Qwest's central news server, but rather all news must be read from the customer's news server.

F. Domain Name Service (DNS): Up to 5 domains and 50 kilobytes of associated zone file data are included. This package is comprised of three components: domain name registration, secondary DNS administration, and primary DNS administration. Included in the service is registration and administration of up to 3 domain names. Customers may purchase additional DNS service in units of 5 domains. The charge for additional DNS service will be $50 setup and $50 per month.

G. For those Internet Service customers who are designated as Gateway Customers (GCs), whereby they resell Internet access services to customers of their own via their Internet connection, Qwest will only provide domain name registration and primary and secondary DNS administration for the GC's own domain names, not for those of the GC's customers. Qwest will provide secondary DNS administration for domain names registered to customers of the GC only in those cases where the primary DNS administration for those domain names is being provided directly by the GC.